FOR IMMEDIATE RELEASE
COMMUNITY WEST BANCSHARES REPORTS EARNINGS RESULTS
FOR THE QUARTER ENDED SEPTEMBER 30, 2025,
AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA...October 16, 2025...The Board of Directors of Community West Bancshares (“Company”) (NASDAQ: CWBC), the parent company of Community West Bank (“Bank”), reported today unaudited consolidated net income of $10,873,000, and diluted earnings per share of $0.57 for the three months ended September 30, 2025, compared to net income of $3,385,000 and $0.18 per diluted common share for the three months ended September 30, 2024. The Company declared a $0.12 per common share cash dividend, payable on November 14, 2025 to shareholders of record as of October 31, 2025.

“The Company’s solid third-quarter results reflect the strength of our team and the trust of the clients and communities we serve across Central California,” said James J. Kim, CEO of the Company. “Our mission-driven approach as a committed community bank partner has defined us for more than 45 years. Even as the broader economy evolves – with slower growth and ongoing policy uncertainty – our focus remains steadfast. We continue to lead with discipline, maintaining credit quality, deposit stability and prudent liquidity management, and we remain optimistic about what lies ahead.”
FINANCIAL HIGHLIGHTS
•Net income during the third quarter ended September 30, 2025 increased to $10.87 million, or $0.57 per diluted common share, compared to net income of $7.83 million and $0.41, respectively, in the second quarter of 2025.
•The Company recorded a provision for credit losses of $667,000 during the quarter ended September 30, 2025, as compared to a provision for credit losses of $2.61 million during the trailing quarter. The current quarter provision is attributed to a provision for loan losses totaling $793,000, partially offset by a credit to the reserve for unfunded commitments of $64,000 and a credit to the reserve for held-to-maturity securities of $62,000.
•Gross loans increased by $51.8 million or 2.16% for the quarter ended September 30, 2025 compared to the quarter ended June 30, 2025 and increased $116.9 million or 5.01% year-to-date.
•Total deposits increased by $81.0 million or 2.70% compared to the quarter ended June 30, 2025 and $165.2 million or 5.67% year-to-date.
•Total cost of deposits decreased to 1.39% for the quarter ended September 30, 2025 compared to 1.43% and 1.49% for the quarters ended June 30, 2025 and December 31, 2024, respectively.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits totaled 35.79% and 34.48% for the quarters ended September 30, 2025 and June 30, 2025, respectively.
•Net interest margin increased to 4.20% for the quarter ended September 30, 2025, from 4.10% and 3.95% for the quarters ended June 30, 2025 and December 31, 2024, respectively.
•Capital positions remained strong at September 30, 2025 with a 9.53% Tier 1 Leverage Ratio; a 11.60% Common Equity Tier 1 Ratio; a 11.78% Tier 1 Risk-Based Capital Ratio; and a 14.07% Total Risk-Based Capital Ratio.

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Community West Bancshares -- page 2
“We are excited to report one of the strongest quarters in recent years, highlighted by six consecutive quarters of increasing net interest margin and record income growth for the Company,” said Shannon Livingston, Executive Vice President and Chief Financial Officer. “These results reflect the synergies, discipline and exceptional service culture that define the Company. Our strong balance sheet and financial performance position the Company to deliver meaningful, long-term value for our shareholders.”

Results of Operations

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
(In thousands, except share and per-share amounts)	2025	2025	2024	2025	2024
Net interest income before provision (credit) for credit losses	$34,944	$33,304	$30,214	$100,431	$78,343
Provision (credit) for credit losses	667	2,613	(518)	3,239	9,889
Net interest income after provision (credit) for credit losses	34,277	30,691	30,732	97,192	68,454
Total non-interest income	2,966	2,364	1,105	7,941	4,142
Total non-interest expenses	22,167	22,296	27,677	67,934	71,513
Income before provision for income taxes	15,076	10,759	4,160	37,199	1,083
Provision for income taxes	4,203	2,927	775	10,201	312
Net income	$10,873	$7,832	$3,385	$26,998	$771

Statement Regarding use of Non-GAAP Financial Measures
In this press release, Community West Bancshares’ financial results are presented in accordance with GAAP and refer to certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and manage the Company’s business. A reconciliation of the GAAP financial measures to comparable non-GAAP financial measures is presented below.

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Community West Bancshares -- page 3
Reconciliation of GAAP and Non-GAAP Financial Measures

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2025	2025	2024	2025	2024
PRE-TAX PRE-PROVISION RETURN ON AVERAGE ASSETS OR EQUITY
Net income (GAAP)	$10,873	$7,832	$3,385	$26,998	$771
Exclude provision for income taxes	4,203	2,927	775	10,201	312
Exclude provision (credit) for credit losses	667	2,613	(518)	3,239	9,889
Net income before income tax and provision expense (Non-GAAP)	$15,743	$13,372	$3,642	$40,438	$10,972

RETURN ON AVERAGE ASSETS (Annualized)
Average assets	$3,595,359	$3,553,327	$3,541,444	$3,559,252	$3,078,175
Return on average assets (GAAP)	1.21%	0.88%	0.38%	1.01%	0.03%
Pre-tax pre-provision return on average assets (Non-GAAP)	1.75%	1.51%	0.41%	1.51%	0.48%

RETURN ON AVERAGE EQUITY (Annualized)
Average stockholders' equity	$386,500	$377,413	$353,018	$378,037	$300,879
Return on average equity (GAAP)	11.25%	8.97%	3.84%	9.52%	0.34%
Pre-tax pre-provision return on average equity (Non-GAAP)	16.29%	14.17%	4.13%	14.26%	4.86%

	Three months ended
	September 30,	June 30,		March, 31	December 31,	September 30,
(Dollars in thousands)	2025	2025		2025	2024	2024
TANGIBLE COMMON EQUITY
Shareholders’ equity (GAAP)	$397,576	$380,002		$371,937	$362,685	$363,515
Exclude goodwill	96,828	96,828		96,828	96,828	96,379
Exclude other intangibles assets	8,516	8,767		9,017	9,268	9,518
Tangible common equity (Non-GAAP)	$292,232	$274,407		$266,092	$256,589	$257,618

TANGIBLE COMMON EQUITY PER SHARE
Tangible shareholders’ equity (Non-GAAP)	$292,232	$274,407		$266,092	$256,589	$257,618

Common shares outstanding at end of period	19,138,677	19,130,508		19,061,009	18,974,674	18,945,988

Common shareholders’ equity (book value) per share (GAAP)	$20.77	$19.86	$19.19	$19.53	$19.11	$19.19
Tangible common shareholders’ equity (tangible book value) per share (Non-GAAP)	$15.27	$14.34		$13.97	$13.52	$13.60

For the quarter ended September 30, 2025, the Company reported unaudited consolidated net income of $10,873,000 and diluted earnings per common share of $0.57, compared to consolidated net income of $7,832,000 and $0.41 per fully diluted share for the trailing quarter, and consolidated net income of $3,385,000 and $0.18 per diluted share for the same period in 2024. The Company's earnings during the quarter benefited from an increase in net interest income before provision for credit losses, a lower provision for credit losses and an increase in non-interest income, as compared to the prior quarter.

Annualized return on average equity (ROAE) for the quarter ended September 30, 2025 was 11.25%, compared to 3.84% for the same period of 2024. Annualized return on average assets (ROAA) was 1.21% for the quarter ended September 30, 2025 compared to 0.38% for the same period in 2024.
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Community West Bancshares -- page 4

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.96% for the quarter ended September 30, 2025, compared to 3.24% for the quarter ended September 30, 2024 and 2.95% for the quarter ended June 30, 2025.

Total average loans increased by $137,110,000 to $2,417,155,000 for the quarter ended September 30, 2025, from $2,280,045,000 for the quarter ended September 30, 2024 and increased by $46,830,000 from $2,370,325,000 for the quarter ended June 30, 2025. The year over year increase was due to organic loan growth throughout the Company’s expanded footprint. The effective yield on average loans was 6.65% for the quarter ended September 30, 2025, compared to 6.53% and 6.71% for the quarters ended September 30, 2024 and June 30, 2025, respectively.

The Company’s net interest margin (fully tax equivalent basis) was 4.20% for the quarter ended September 30, 2025, compared to 3.69% for the quarter ended September 30, 2024 and 4.10% for the quarter ended June 30, 2025. Net interest income, before provision for credit losses, increased by $4,730,000 or 15.65%, to $34,944,000 for the third quarter of 2025, compared to $30,214,000 for the same period in 2024. In addition to the increase in average loans due to organic loan growth, the Company's yield on interest earning assets has increased from 5.52% for the quarter ended September 30, 2024 to 5.62% for the quarter ended September 30, 2025. Additionally, the Company benefited from a decrease in the costs on interest-bearing liabilities, in which the cost of total deposits decreased to 1.39% from 1.69% when comparing the quarters ended September 30, 2025 and 2024. The decrease in the cost of deposits is primarily attributed to rate decreases in the money market and time deposit portfolios from both acquired deposits from the April 2024 merger with Community West Bancshares and the Company’s existing base. Net interest margin during the three months ended September 30, 2025 and 2024 and June 30, 2025 benefited by approximately 28 basis points ($2,327,772), 18 basis points ($1,490,744), and 25 basis points ($2,090,467), respectively, from the net accretion of fair value marks.

Non-Interest Income - The following tables present the key components of non-interest income for the periods indicated:

	Three months ended
	September 30,	June 30,
(Dollars in thousands)	2025	2025	$ Change	% Change
Service charges	$519	$505	$14	2.8%
Interchange fees	493	492	1	0.2%
Appreciation in cash surrender value of bank owned life insurance	379	372	7	1.9%
Federal Home Loan Bank dividends	240	237	3	1.3%
Loan placement fees	215	180	35	19.4%
Gain on proceeds from death benefits	198	—	198	—%
Net realized losses on sales and calls of investment securities	(26)	(15)	(11)	73.3%
Other income	948	593	355	59.9%
Total non-interest income	$2,966	$2,364	$602	25.5%

The increase in total non-interest income for the quarter ended September 30, 2025 as compared to the trailing quarter was primarily driven by a net gain on proceeds from death benefits of $198,000 and income from CRA investments of $273,000, as compared to $0 and $41,000 in the prior quarter, respectively.
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Community West Bancshares -- page 5

	Nine months ended September 30,
(Dollars in thousands)	2025	2024	$ Change	% Change
Service charges	$1,526	$1,342	$184	13.7%
Interchange fees	1,501	1,642	(141)	(8.6)%
Appreciation in cash surrender value of bank owned life insurance	1,117	971	146	15.0%
Federal Home Loan Bank dividends	718	555	163	29.4%
Loan placement fees	632	802	(170)	(21.2)%
Gain on proceeds from death benefits	198	—	198	—%
Net realized losses on sales and calls of investment securities	(41)	(4,199)	4,158	(99.0)%
Other income	2,290	3,029	(739)	(24.4)%
Total non-interest income	$7,941	$4,142	$3,799	91.7%

Increases in non-interest income as compared to the prior year-to-date period are attributed to the reduction in realized losses on sales and calls of investment securities. Realized losses on sales and calls of investment securities decreased to $41,000 for the nine months ended September 30, 2025 compared to a loss of $4,199,000 for the nine months ended September 30, 2024. The increase in non interest income was partially offset by lower interchange fees, loan placement fees, and other income year-to-date through September 30, 2025.

Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended
	September 30,	June 30,
(Dollars in thousands)	2025	2025	$ Change	% Change
Salaries and employee benefits	$12,525	$12,260	$265	2.2%
Occupancy and equipment	2,933	2,794	139	5.0%
Information technology	1,711	1,791	(80)	(4.5)%
Data processing expense	748	855	(107)	(12.5)%
Regulatory assessments	490	498	(8)	(1.6)%
Professional services	447	639	(192)	(30.0)%
ATM/Debit card expenses	359	397	(38)	(9.6)%
Loan related expenses	252	164	88	53.7%
Amortization of core deposit intangibles	250	251	(1)	(0.4)%
Directors’ expenses	234	236	(2)	(0.8)%
Advertising	185	241	(56)	(23.2)%
Personnel other	19	97	(78)	(80.4)%
Other expense	2,014	2,073	(59)	(2.8)%
Total non-interest expenses	$22,167	$22,296	$(129)	(0.6)%

During the third quarter of 2025, total non-interest expense decreased $129,000 as compared to the trailing quarter. The decrease was driven primarily by decreases in professional services, data processing expense, and information technology. The increase in salary and employee benefits was due to increased accruals for incentive compensation based on year-to-date Company performance. Professional services decreased due to lower legal fees and lower estimates for audit fees.
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Community West Bancshares -- page 6

	Nine months ended September 30,
(Dollars in thousands)	2025	2024	$ Change	% Change
Salaries and employee benefits	$37,744	$35,800	$1,944	5.4%
Occupancy and equipment	8,554	6,653	1,901	28.6%
Information technology	5,404	4,422	982	22.2%
Data processing expense	2,403	3,010	(607)	(20.2)%
Professional services	1,950	2,187	(237)	(10.8)%
Regulatory assessments	1,479	1,391	88	6.3%
ATM/Debit card expenses	1,149	1,178	(29)	(2.5)%
Amortization of core deposit intangibles	751	501	250	49.9%
Advertising	687	701	(14)	(2.0)%
Directors’ expenses	686	551	135	24.5%
Loan related expenses	628	486	142	29.2%
Merger and acquisition expense	278	9,147	(8,869)	(97.0)%
Personnel other	217	233	(16)	(6.9)%
Other expense	6,004	5,253	751	14.3%
Total non-interest expenses	$67,934	$71,513	$(3,579)	(5.0)%

The decrease in non-interest expenses as compared to the prior year-to-date period was due to the reduction in non-recurring merger expenses, data processing expense, and professional services, partially offset by an increase in salary and employee benefits, occupancy and equipment, and information technology.

Balance Sheet Summary
Total assets for the period ended September 30, 2025 increased $90,493,000 or 2.57%, compared to the period ended December 31, 2024. Total average assets for the quarter ended September 30, 2025 were $3,595,359,000 compared to $3,541,444,000 for the quarter ended September 30, 2024 and $3,553,327,000 for the quarter ended June 30, 2025, an increase of $53,915,000 or 1.52% and an increase of $42,032,000 or 1.18%, respectively.

For the quarter ended September 30, 2025, the Company’s average gross investment securities decreased by $76,608,000, or 8.56%, compared to the quarter ended September 30, 2024, and decreased by $11,172,000, or 1.35%, compared to the quarter ended June 30, 2025. This decrease compared to the prior year was the result of sales, calls and maturities of available-for-sale (AFS) securities and held-to-maturity (HTM) securities.

In comparing the quarter ended September 30, 2025 to the quarters ended September 30, 2024 and June 30, 2025, total average gross loans increased $137,110,000 or 6.01%, and increased by $46,830,000 or 1.98%, respectively.

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Community West Bancshares -- page 7

The following table shows the Company’s outstanding loan portfolio composition as of September 30, 2025 and December 31, 2024:

	September 30, 2025		December 31, 2024
Loan Type (dollars in thousands)	Amount	% of Total	Amount	% of Total
Commercial:
Commercial and industrial	$157,880	6.4%	$143,422	6.1%
Agricultural production	22,915	0.9%	37,323	1.6%
Total commercial	180,795	7.3%	180,745	7.7%
Real estate:
Construction & other land loans	78,628	3.2%	67,869	2.9%
Commercial real estate - owner occupied	354,841	14.5%	323,188	13.9%
Commercial real estate - non-owner occupied	972,014	39.7%	913,165	39.1%
Farmland	140,454	5.7%	139,815	6.0%
Multi-family residential	154,073	6.3%	133,595	5.7%
1-4 family - close-ended	109,567	4.5%	123,445	5.3%
1-4 family - revolving	38,724	1.6%	35,421	1.5%
Total real estate	1,848,301	75.5%	1,736,498	74.4%
Consumer:
Manufactured housing	326,755	13.3%	322,263	13.8%
Other installment	94,423	3.9%	92,839	4.0%
Total consumer	421,178	17.2%	415,102	17.8%
Net deferred origination costs	868	—%	1,876	0.1%
Total gross loans	2,451,142	100.0%	2,334,221	100.0%
Allowance for credit losses	(29,590)		(25,803)
Total loans	$2,421,552		$2,308,418

The composition of deposits at September 30, 2025 and December 31, 2024 is summarized in the table below:

	September 30, 2025		December 31, 2024
(Dollars in thousands)	Amount	% of Total	Amount	% of Total
NOW accounts	$457,004	14.9%	$470,548	16.2%
MMA accounts	864,879	28.1%	843,145	29.0%
Time deposits	489,487	15.9%	443,284	15.2%
Savings deposits	172,744	5.6%	172,976	5.9%
Total interest-bearing	1,984,114	64.5%	1,929,953	66.3%
Non-interest bearing	1,091,817	35.5%	980,824	33.7%
Total deposits	$3,075,931	100.0%	$2,910,777	100.0%

Total average deposits increased $135,348,000 or 4.61%, to $3,070,299,000 for the quarter ended September 30, 2025, compared to $2,934,951,000 for the quarter ended September 30, 2024, and increased $107,467,000, or 3.63%, compared to $2,962,832,000 for the quarter ended June 30, 2025. The Company’s ratio of average non-interest bearing deposits to total deposits was 35.79% for the quarter ended September 30, 2025, compared to 37.16% and 34.48% for the quarters ended September 30, 2024 and June 30, 2025, respectively.

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Community West Bancshares -- page 8
The Company has significant liquidity, both on and off-balance sheet, to meet customer demand. During the year-to-date period, the Company’s cash and cash equivalents increased $1,160,000 to $121,558,000 compared to $120,398,000 at December 31, 2024. The Company had $20,000,000 in short-term borrowings at September 30, 2025 compared to $133,442,000 at December 31, 2024.

At September 30, 2025 and December 31, 2024, the Company had the following sources of primary and secondary liquidity:

Liquidity Sources (in thousands)	September 30, 2025	December 31, 2024
Cash and cash equivalents	$121,558	$120,398
Unpledged investment securities	350,057	403,669
Excess pledged securities	84,526	69,866
FHLB borrowing availability	737,720	576,556
Unsecured lines of credit availability	110,000	110,000
Funds available through FRB discount window	3,501	3,828
Total	$1,407,362	$1,284,317

Credit Quality
During the third quarter of 2025, the Company recorded net loan recoveries of $75,000 compared to $162,000 for the same period in 2024. The net recovery ratio reflects annualized net recoveries to average loans of 0.01% for the quarter ended September 30, 2025, compared to annualized net recoveries of 0.03% for the quarter ended September 30, 2024. During the quarter ended September 30, 2025, the Company recorded a $793,000 provision for loan losses, compared to a $212,000 credit for loan losses for the quarter ended September 30, 2024. In addition to the provision for credit losses on loans for the quarter ended September 30, 2025, the Company recorded a credit to the provision for credit losses on held-to-maturity securities of $62,000 as compared to a credit to the provision of $219,000 in the prior year quarter. The Company recorded a credit to the provision for unfunded loan commitments totaling $64,000 for the quarter ended September 30, 2025 compared to a credit to the provision of $87,000 in the prior year quarter.

The following table shows the Company’s loan portfolio, net of deferred costs, allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	September 30, 2025	% of Total	June 30, 2025	% of Total	September 30, 2024	% of Total
Pass	$2,359,148	96.3%	$2,320,608	96.7%	$2,228,707	97.0%
Special mention	24,925	1.0%	19,706	0.8%	28,799	1.3%
Substandard	67,069	2.7%	59,073	2.5%	39,637	1.7%
Doubtful	—		—		—
Total	$2,451,142	100.0%	$2,399,387	100.0%	$2,297,143	100.0%
At September 30, 2025, the allowance for credit losses for loans was $29,590,000, compared to $25,803,000 at December 31, 2024, a net increase of $3,787,000 reflecting a provision for loan losses of $3,601,000 and net recoveries during the period. The allowance for credit losses as a percentage of total loans was 1.21% as of September 30, 2025 compared to 1.11% at December 31, 2024. The Company believes the allowance for credit losses is adequate to provide for expected credit losses within the loan portfolio at September 30, 2025.
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Community West Bancshares -- page 9
Cash Dividend Declared
On October 15, 2025, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on November 14, 2025 to shareholders of record as of October 31, 2025. The Company continues to be well capitalized and expects to maintain adequate capital levels.

Company Overview
Community West Bancshares (“Company”) (NASDAQ: CWBC) and its wholly owned subsidiary, Community West Bank (“Bank”), are headquartered in Fresno, California. The Company was established in 1979 with the vision to help businesses and communities by exceeding expectations at every opportunity, and opened its first Banking Center on January 10, 1980. Today, the Bank operates full-service Banking Centers throughout Central California and maintains a variety of departments supporting Commercial Lending, Agribusiness, SBA, Residential Construction and Mortgage, Manufactured Housing, Private Banking and Cash Management.

Members of the Company and Bank Board of Directors are: Daniel J. Doyle (Chairman), Robert H. Bartlein (Vice Chairman), James J. Kim (CEO of the Company and President and CEO of the Bank), Martin E. Plourd (President of the Company), Suzanne M. Chadwick, Daniel N. Cunningham, Tom L. Dobyns, F.T. “Tommy” Elliott IV, Robert J. Flautt, James W. Lokey, Andriana D. Majarian, Steven D. McDonald, Dorothea D. Silva, William S. Smittcamp and Kirk B. Stovesand. Louis C. McMurray is Director Emeritus.

More information about Community West Bancshares and Community West Bank can be found at www.communitywestbank.com. Also, follow the Company on LinkedIn, X and Facebook.

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Community West Bancshares -- page 10

Forward-looking Statements- Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: current and future business, economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make, whether held in the portfolio or in the secondary market; effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; geopolitical and domestic political developments including the imposition of tariffs, that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, and the success of construction projects that we finance; our ability to achieve loan growth and attract deposits in our market area, the impact of the cost of deposits and our ability to retain deposits; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies; challenges arising from attempts to expand into new geographic markets, products, or services; restraints on the ability of Community West Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain, motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; natural disasters, such as earthquakes, wildfires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; compliance with governmental and regulatory requirements, relating to banking, consumer protection, securities and tax matters; and our ability to the manage the foregoing.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this report. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by the forward looking statements in this report. In addition, our past results of operations are not necessarily indicative of our future results. You should not rely on any forward looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Community West Bancshares -- page 11
COMMUNITY WEST BANCSHARES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,	September 30,
(In thousands, except share amounts)	2025	2024	2024

ASSETS
Cash and due from banks	$39,823	$28,029	$44,418
Interest-earning deposits in other banks	81,735	92,369	104,595
Total cash and cash equivalents	121,558	120,398	149,013
Available-for-sale debt securities, at fair value, net of allowance for credit losses of $0, with an amortized cost of $515,880 at September 30, 2025, $536,334 at December 31, 2024, and $553,963 at September 30, 2024	473,075	477,113	503,964
Held-to-maturity debt securities, at amortized cost less allowance for credit losses of $724 at September 30, 2025, $1,156 at December 31, 2024, and $857 at September 30, 2024	287,082	301,359	301,920
Equity securities, at fair value	6,769	6,586	6,790
Loans, less allowance for credit losses of $29,590 at September 30, 2025, $25,803 at December 31, 2024, and $24,891 at September 30, 2024	2,421,552	2,308,418	2,272,252
Bank premises and equipment, net	23,569	24,469	23,524
Bank owned life insurance	53,783	53,319	51,515
Federal Home Loan Bank stock	10,978	10,978	10,978
Goodwill	96,828	96,828	96,379
Core deposit intangibles	8,516	9,268	9,518
Accrued interest receivable and other assets	108,554	113,035	105,445
Total assets	$3,612,264	$3,521,771	$3,531,298

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$1,091,817	$980,824	$1,076,423
Interest bearing	1,984,114	1,929,953	1,845,272
Total deposits	3,075,931	2,910,777	2,921,695
Borrowings	20,000	133,442	132,508
Senior debt and subordinated debentures	69,998	69,889	69,853
Accrued interest payable and other liabilities	48,759	44,978	43,727
Total liabilities	3,214,688	3,159,086	3,167,783
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 19,138,677 at September 30, 2025, 18,974,647 at December 31, 2024, and 18,945,593 at September 30, 2024	209,671	207,816	207,164
Retained earnings	230,119	209,984	205,362
Accumulated other comprehensive loss, net of tax	(42,214)	(55,115)	(49,011)
Total shareholders’ equity	397,576	362,685	363,515
Total liabilities and shareholders’ equity	$3,612,264	$3,521,771	$3,531,298

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Community West Bancshares -- page 12
COMMUNITY WEST BANCSHARES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands, except share and per-share amounts)	2025	2025	2024	2025	2024

INTEREST INCOME:
Interest and fees on loans	$40,384	$39,537	$37,422	$118,346	$91,919
Interest on deposits in other banks	1,149	1,054	1,537	3,259	3,044
Interest and dividends on investment securities:
Taxable	4,082	4,127	4,954	12,560	15,782
Exempt from Federal income taxes	1,273	1,307	1,372	3,887	4,164
Total interest income	46,888	46,025	45,285	138,052	114,909
INTEREST EXPENSE:
Interest on deposits	10,785	10,539	12,493	31,711	29,778
Interest on borrowings	251	1,281	1,660	3,205	4,039
Interest on senior debt and subordinated debentures	908	901	918	2,705	2,749
Total interest expense	11,944	12,721	15,071	37,621	36,566
Net interest income before provision (credit) for credit losses	34,944	33,304	30,214	100,431	78,343
PROVISION (CREDIT) FOR CREDIT LOSSES	667	2,613	(518)	3,239	9,889
Net interest income after provision (credit) for credit losses	34,277	30,691	30,732	97,192	68,454
NON-INTEREST INCOME:
Service charges	519	505	478	1,526	1,342
Net realized losses on sales and calls of investment securities	(26)	(15)	(1,853)	(41)	(4,199)
Other income	2,473	1,874	2,480	6,456	6,999
Total non-interest income	2,966	2,364	1,105	7,941	4,142
NON-INTEREST EXPENSES:
Salaries and employee benefits	12,525	12,260	13,710	37,744	35,800
Occupancy and equipment	2,933	2,794	2,687	8,554	6,653
Other expense	6,709	7,242	11,280	21,636	29,060
Total non-interest expenses	22,167	22,296	27,677	67,934	71,513
Income before provision for income taxes	15,076	10,759	4,160	37,199	1,083
PROVISION FOR INCOME TAXES	4,203	2,927	775	10,201	312
Net income	$10,873	$7,832	$3,385	$26,998	$771
Net income per common share:
Basic earnings per common share	$0.57	$0.41	$0.18	$1.42	$0.05
Weighted average common shares used in basic computation	19,019,990	18,987,217	18,843,606	18,980,661	16,478,049
Diluted earnings per common share	$0.57	$0.41	$0.18	$1.42	$0.05
Weighted average common shares used in diluted computation	19,093,544	19,042,750	18,965,434	19,051,291	16,575,361
Cash dividends per common share	$0.12	$0.12	$0.12	$0.36	$0.36
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Community West Bancshares -- page 13
COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Sept. 30	Jun. 30	Mar. 31,	Dec. 31,	Sept. 30,
For the three months ended	2025	2025	2025	2024	2024
(In thousands, except share and per share amounts)
Net interest income	$34,944	$33,304	$32,182	$32,024	$30,214
Provision (credit) for credit losses	667	2,613	(41)	1,224	(518)
Net interest income after provision (credit) for credit losses	34,277	30,691	32,223	30,800	30,732
Total non-interest income	2,966	2,364	2,611	2,303	1,105
Total non-interest expense	22,167	22,296	23,470	23,188	27,677
Provision for income taxes	4,203	2,927	3,071	3,020	775
Net income	$10,873	$7,832	$8,293	$6,895	$3,385
Basic earnings per common share	$0.57	$0.41	$0.44	$0.37	$0.18
Weighted average common shares used in basic computation	19,019,990	18,987,217	18,933,830	18,860,895	18,843,606
Diluted earnings per common share	$0.57	$0.41	$0.44	$0.36	$0.18
Weighted average common shares used in diluted computation	19,093,544	19,042,750	19,014,773	18,981,835	18,965,434

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Community West Bancshares -- page 14
COMMUNITY WEST BANCSHARES
SELECTED RATIOS
(Unaudited)

	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
As of and for the three months ended	2025	2025	2025	2024	2024
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.21%	1.20%	1.11%	1.11%	1.08%
Non-performing assets to total assets	0.20%	0.20%	0.20%	0.18%	0.09%
Total non-performing assets	$7,072	$6,769	$6,936	$6,461	$3,250
Total nonaccrual loans	$7,072	$6,769	$6,936	$6,461	$3,250
Total substandard loans	$67,069	$59,073	$47,605	$44,294	$39,637
Total special mention loans	$24,925	$19,706	$17,209	$17,384	$28,799
Net loan (recoveries) charge-offs	$(75)	$13	$(125)	$59	$(162)
Net (recoveries) charge-offs to average loans (annualized)	(0.01)%	—%	(0.02)%	0.01%	(0.03)%
Book value per share	$20.77	$19.86	$19.53	$19.11	$19.19
Tangible book value per share (1)	$15.27	$14.34	$13.97	$13.52	$13.60
Total equity	$397,576	$380,002	$371,937	$362,685	$363,515
Tangible common equity (1)	$292,232	$274,407	$266,092	$256,589	$257,618
Cost of total deposits	1.39%	1.43%	1.45%	1.49%	1.69%
Interest and dividends on investment securities exempt from Federal income taxes	$1,273	$1,307	$1,307	$1,319	$1,372
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.20%	4.10%	4.04%	3.95%	3.69%
Return on average assets (3)	1.21%	0.88%	0.94%	0.78%	0.38%
Return on average equity (3)	11.25%	8.30%	8.97%	7.55%	3.84%
Loan to deposit ratio	79.66%	80.12%	80.13%	80.19%	78.62%
Efficiency ratio	58.47%	62.51%	67.38%	67.55%	88.37%
Tier 1 leverage - Bancorp	9.52%	9.48%	9.36%	9.17%	9.38%
Tier 1 leverage - Bank	11.24%	11.25%	11.12%	10.94%	11.24%
Common equity tier 1 - Bancorp	11.60%	11.42%	11.39%	11.15%	11.12%
Common equity tier 1 - Bank	13.90%	13.76%	13.75%	13.54%	13.55%
Tier 1 risk-based capital - Bancorp	11.77%	11.59%	11.57%	11.33%	11.30%
Tier 1 risk-based capital - Bank	13.90%	13.76%	13.75%	13.54%	13.55%
Total risk-based capital - Bancorp	14.07%	13.89%	13.82%	13.58%	13.55%
Total risk based capital - Bank	14.99%	14.84%	14.75%	14.54%	14.53%
(1) Non-GAAP measure. See reconciliation of GAAP and Non-GAAP Financial Measures.
(2) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(3) Computed by annualizing quarterly net income.
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Community West Bancshares -- page 15
COMMUNITY WEST BANCSHARES
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Three Months Ended September 30, 2025			For the Three Months Ended June 30, 2025			For the Three Months Ended September 30, 2024
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$104,344	$1,149	4.40%	$96,136	$1,054	4.39%	$118,906	$1,537	5.17%
Securities
Taxable securities	580,463	4,082	2.81%	590,791	4,127	2.79%	645,319	4,954	3.07%
Non-taxable securities (1)	238,353	1,611	2.70%	239,197	1,654	2.77%	250,105	1,736	2.78%
Total investment securities	818,816	5,693	2.78%	829,988	5,781	2.79%	895,424	6,690	2.99%
Total securities and interest-earning deposits	923,160	6,842	2.96%	926,124	6,835	2.95%	1,014,330	8,227	3.24%
Loans (2) (3)	2,410,272	40,384	6.65%	2,364,456	39,537	6.71%	2,278,313	37,422	6.53%
Total interest-earning assets	3,333,432	$47,226	5.62%	3,290,580	$46,372	5.65%	3,292,643	$45,649	5.52%
Allowance for credit losses	(28,758)			(26,151)			(25,040)
Non-accrual loans	6,883			5,869			1,732
Cash and due from banks	35,484			35,607			32,303
Bank premises and equipment	23,963			23,939			21,602
Other assets	224,355			223,483			218,204
Total average assets	$3,595,359			$3,553,327			$3,541,444
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$618,022	$1,220	0.78%	$601,559	$1,034	0.69%	$476,620	$249	0.21%
Money market accounts	861,403	4,953	2.28%	876,609	5,070	2.32%	887,843	6,501	2.91%
Time certificates of deposit	491,985	4,612	3.72%	463,151	4,434	3.84%	479,944	5,743	4.76%
Total interest-bearing deposits	1,971,410	10,785	2.17%	1,941,319	10,538	2.18%	1,844,407	12,493	2.69%
Other borrowed funds	92,325	1,159	4.91%	167,636	2,183	5.15%	202,676	2,578	5.09%
Total interest-bearing liabilities	2,063,735	$11,944	2.30%	2,108,955	$12,721	2.42%	2,047,083	$15,071	2.93%
Non-interest bearing demand deposits	1,098,889			1,021,513			1,090,544
Other liabilities	46,235			45,446			50,799
Shareholders’ equity	386,500			377,413			353,018
Total average liabilities and shareholders’ equity	$3,595,359			$3,553,327			$3,541,444
Interest income and rate earned on average earning assets		$47,226	5.62%		$46,372	5.65%		$45,649	5.52%
Interest expense and interest cost related to average interest-bearing liabilities		11,944	2.30%		12,721	2.42%		15,071	2.93%
Net interest income and net interest margin (4)		$35,282	4.20%		$33,651	4.10%		$30,578	3.69%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $338, $347, and $365 at September 30, 2025, June 30, 2025, and September 30, 2024, respectively.
(2)    Loan interest income includes net loan (costs) fees of $(44), $217, and $(294) at September 30, 2025, June 30, 2025, and September 30, 2024, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

Community West Bancshares -- page 16

	For the Nine Months Ended September 30, 2025			For the Nine Months Ended September 30, 2024
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$97,939	$3,259	4.44%	$75,457	$3,044	5.36%
Securities
Taxable securities	591,147	12,560	2.83%	680,516	15,782	3.08%
Non-taxable securities (1)	239,179	4,921	2.74%	252,516	5,271	2.77%
Total investment securities	830,326	17,481	2.81%	933,032	21,053	3.00%
Total securities and interest-earning deposits	928,265	20,740	2.98%	1,008,489	24,097	3.17%
Loans (2) (3)	2,367,824	118,346	6.68%	1,869,985	91,919	6.57%
Total interest-earning assets	3,296,089	$139,086	5.64%	2,878,474	$116,016	5.38%
Allowance for credit losses	(26,933)			(21,872)
Non-accrual loans	6,306			834
Cash and due from banks	35,669			28,107
Bank premises and equipment	24,075			18,974
Other assets	224,046			173,658
Total average assets	$3,559,252			$3,078,175
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$602,208	$3,113	0.69%	$459,852	$714	0.21%
Money market accounts	870,260	15,123	2.32%	726,613	15,070	2.77%
Time certificates of deposit	468,520	13,475	3.85%	367,266	13,994	5.09%
Total interest-bearing deposits	1,940,988	31,711	2.18%	1,553,731	29,778	2.56%
Other borrowed funds	154,957	5,910	5.09%	168,684	6,788	5.35%
Total interest-bearing liabilities	2,095,945	$37,621	2.40%	1,722,415	$36,566	2.83%
Non-interest bearing demand deposits	1,039,444			1,018,611
Other liabilities	45,826			36,270
Shareholders’ equity	378,037			300,879
Total average liabilities and shareholders’ equity	$3,559,252			$3,078,175
Interest income and rate earned on average earning assets		$139,086	5.64%		$116,016	5.38%
Interest expense and interest cost related to average interest-bearing liabilities		37,621	2.40%		36,566	2.83%
Net interest income and net interest margin (4)		$101,465	4.12%		$79,450	3.69%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $1,034 and $1,107 at September 30, 2025 and September 30, 2024, respectively.
(2)    Loan interest income includes net loan fees (costs) of $272 and $(505) at September 30, 2025 and September 30, 2024, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

CONTACTS: Investor Contact:                     Media Contact:
Shannon Livingston                    Debbie Nalchajian-Cohen
Executive Vice President, Chief Financial Officer        Public Relations
Community West Bancshares                559-222-1322
916-235-4617